eMagin Reports 2006 Results:
Revenue Growth of 118% Reduced Losses

BELLEVUE, Wash., March 28, 2007 -- eMagin Corporation (OTCBB:EMAN.OB), the leader in OLED and personal imaging technologies, has issued financial results for its fiscal year and fourth quarter ending December 31, 2006. The results show record revenues with year-over-year revenues improving by 118%.

Financial Summary

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Revenue for the three and twelve months ending December 31, 2006, of $2.6 million and $8.2 million increased 101% and 118% respectively from 1.3 million and $3.7 million for the quarter and year ending December 31, 2005. The growth in revenue was directly attributable to increases in microdisplay demand with military OEM growth of 239% driving results.

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Cost of goods declined 24% to $2.4 million for the quarter ended December 31, 2006 from $3.2 in 2005. For the full year cost of goods were $11.4 million in 2006 as compared to $10.2 million in 2005. Gross margins turned positive in the fourth quarter at $138,000 compared to a gross loss of $1.9 million in the fourth quarter of 2005. For the full year ended December 31, 2006 gross loss was $3.2 million compared to a gross loss of $6.5 million in 2005.

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Net loss declined 69% for the three months ending December 31, 2006, to $1.5 million from $4.8 million in 2005. For the full year 2006’s net loss was $15.3 million compared to a net loss of $16.5 million during 2005. 2006 included approximately $2.9 million of expenses associated with expensing of stock options. Options were not expensed in 2005. Loss per share for the three and 12 months ending December 31, 2006, were $(0.15) and $(1.52) compared to the same periods ending December 30, 2005, of $(0.51) and $(1.94) per share

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Form 10Q for the period ended September 31, 2006, will be amended to reflect revised valuations for derivative liabilities and deferred debt discounts recorded for warrants issued with July’s convertible notes. A Black-Scholes calculation was used to determine each of these values initially using the 18 month life of the notes. The amendment will correct the term to a warrant life of five years resulting in higher valuations. The third quarter’s balance sheet will be amended to reflect $1.3 million of additional derivative liability and $1.2 million of deferred debt discount. The income statement will be adjusted to include approximately $75,000 net of other expense related to the quarterly derivative revaluation and amortization of the debt discount. All of these items are non-cash.

Business Highlights

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Chatten Associates, Inc., a Pennsylvania-based hardware developer, modified eMagin’s Z800 3DVisor to fit on a soldier's night vision helmet mount as part of a head-aimed vision system to look for road-side bombs. The result, Chatten’s head-aimed remote viewer (HARV) system, became one of Advanced Imaging’s Solutions of the Year.

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Sensor Technology Systems, Inc., selected Tek Gear’s eMagin-based O2 microdisplay OEM kit for their new Enhanced Heads-Up Display (E-HUD) module for the AN/PVS-21 Low Profile Night Vision Goggle. The E-HUD can overlay external video signals, such as navigation data or the output of a thermal scope, onto the real world scene, providing the user with a high level of situational awareness.

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The FY 2007 Department of Defense Appropriations Bill included two priority projects sought by eMagin Corporation and the U.S. Army to support projected military needs. The first aims to improve the power-efficiency of OLED microdisplays for U.S. Army thermal imaging applications; the second will result in a very high-resolution, HD-compatible display for U.S. Army medical applications.

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The company began taking orders for pre-production version samples of its SVGA-3DS, its first product to combine the company’s OLED-XL technology with its new IC design. The prototype microdisplays will be available in limited quantities with a custom interface design & reference kit (IDRK) in December.

During the period, year-over-year revenue increases continued at over 100% and are projected to continue to do so through the first half of 2007 with revenue of $3.5 million and $4.0 million for the first and second quarters of 2007. K.C. Park, interim CEO and president, eMagin Corporation, commented, “Strong revenue growth from both microdisplay and system sales demonstrate growing acceptance and use of our products. New orders received during the past four months of over $8.2 million already exceed last year’s revenue and point toward continued expansion of our markets.”

The company reported that its efforts to increase production, yield, and uptime at its OLED microdisplay fabrication facility in Hopewell Junction, New York, continue to bear fruit. “Most important,” noted Park, “With improved margins and growing revenues, we are working to alleviate the current cash deficit and making steady progress toward profitability.”

Full results are available in the company’s 10K report for the fiscal year ending December 31, 2006, to be filed with the SEC. Investors are encouraged to review the firm’s liquidity disclosures included in form 10Q and 10K filings.

About eMagin Corporation

A leader in OLED microdisplay technology, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company’s own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York.  System design facilities and sales and marketing are located in Bellevue, Washington. More information about eMagin and its products is available at www.emagin.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Media Contact:
Joe Runde, 425-749-3636, jrunde@emagin.com
Investor Contact:
John Atherly, 425-749-3622, jatherly@emagin.com

Note: eMagin is a trademark of eMagin Corporation.

eMAGIN CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
	(In thousands, except
	share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$1,415	$6,727
Investments - held to maturity	171	120
Accounts receivable, net	908	822
Inventory	2,485	3,839
Prepaid expenses and other current assets	656	1,045
Total current assets	5,635	12,553
Equipment, furniture and leasehold improvements, net	666	1,299
Intangible assets, net	55	57
Other assets	233	233
Deferred financing costs, net	416	—
Total assets	$7,005	$14,142

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,192	$562
Accrued compensation	959	1,010
Other accrued expenses	749	1,894
Advanced payments	444	60
Deferred revenue	126	96
Current portion of capitalized lease obligations	6	16
Current portion of debt	2,938	—
Derivative liability - warrants	1,195	—
Other current liabilities	52	47
Total current liabilities	7,661	3,685

Capitalized lease obligations	—	6
Other long-term liabilities	508	50
Total liabilities	8,169	3,741

Commitments and contingencies

Shareholders’ equity (deficit):
Preferred stock, $.001 par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 10,341,029 shares in 2006 and 9,997,246 shares in 2005	10	10
Additional paid in capital	179,651	175,950
Accumulated deficit	(180,825)	(165,559)
Total shareholders’ equity (deficit)	(1,164)	10,401
Total liabilities and shareholders’ equity (deficit)	$7,005	$14,142

eMAGIN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue:

Product revenue	$2,496	$1,271	$7,983	$3,709
Contract revenue	66	—	186	36

Total revenue, net	2,562	1,271	8,169	3,745

Cost of goods sold	2,424	3,187	11,359	10,219

Gross margin (loss)	138	(1,916)	(3,190)	(6,474)

Operating expenses:

Research and development	899	981	4,406	4,020
Selling, general and administrative	2,187	2,001	8,860	6,316
Total operating expenses	3,086	2,982	13,266	10,336

Loss from operations	(2,948)	(4,898)	(16,456)	(16,810)

Other income (expense):

Interest expense	(797)	(1)	(1,306)	(4)
Gain on warrant derivative liability	2,228	—	2,405	—
Other income, net	18	101	91	286
Total other income (expense)	1,449	100	1,190	282

Net loss	$(1,499)	$(4,798)	$(15,266)	$(16,528)

Loss per share, basic and diluted	$(0.15)	$(0.51)	$(1.52)	$(1.94)

Weighted average number of shares outstanding:

Basic and diluted	10,196	9,476	10,058	8,541